As filed with the Securities and Exchange Commission on June 15, 2018

REGISTRATION NO. 333-199872
REGISTRATION NO. 333-190439
REGISTRATION NO. 333-177660
REGISTRATION NO. 333-172376
REGISTRATION NO. 333-168551
REGISTRATION NO. 333-166599
REGISTRATION NO. 333-157446
REGISTRATION NO. 333-142536
REGISTRATION NO. 333-137292
REGISTRATION NO. 333-137291
REGISTRATION NO. 333-105384
REGISTRATION NO. 333-104135
REGISTRATION NO. 333-102787
REGISTRATION NO. 333-53572
REGISTRATION NO. 333-53574
REGISTRATION NO. 333-53580

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-199872
FORM S-8 REGISTRATION STATEMENT NO. 333-190439
FORM S-8 REGISTRATION STATEMENT NO. 333-177660
FORM S-8 REGISTRATION STATEMENT NO. 333-172376
FORM S-8 REGISTRATION STATEMENT NO. 333-168551
FORM S-8 REGISTRATION STATEMENT NO. 333-166599
FORM S-8 REGISTRATION STATEMENT NO. 333-157446
FORM S-8 REGISTRATION STATEMENT NO. 333-142536
FORM S-8 REGISTRATION STATEMENT NO. 333-137292
FORM S-8 REGISTRATION STATEMENT NO. 333-137291
FORM S-8 REGISTRATION STATEMENT NO. 333-105384
FORM S-8 REGISTRATION STATEMENT NO. 333-104135
FORM S-8 REGISTRATION STATEMENT NO. 333-102787
FORM S-8 REGISTRATION STATEMENT NO. 333-53572
FORM S-8 REGISTRATION STATEMENT NO. 333-53574
FORM S-8 REGISTRATION STATEMENT NO. 333-53580

UNDER THE SECURITIES ACT OF 1933

TIME WARNER LLC
(successor in interest to TIME WARNER INC.)

(Exact name of registrant as specified in its charter)

Delaware	82-2449954
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

One Time Warner Center
New York, NY 10019-8016
(Address of principal executive offices)

Time Warner Supplemental Savings Plan
Time Warner Inc. 2013 Stock Incentive Plan
Time Warner Inc. Deferred Compensation Plan (f/k/a AOL Time Warner Inc. Deferred Compensation Plan)
Time Warner Inc. 2010 Stock Incentive Plan
Time Warner Savings Plan (f/k/a AOL Time Warner Savings Plan)
Time Warner Inc. 2006 Stock Incentive Plan
AOL Time Warner Inc. 2003 Stock Incentive Plan
AOL Time Warner Thrift Plan
TWC Savings Plan
AOL Time Warner Inc. 1999 Stock Plan
AOL Time Warner Inc. Employee Stock Purchase Plan
America Online, Inc. 1992 Employee, Director And Consultant Stock Option Plan
America Online, Inc. Incentive Stock Option Plan (Restatement)
America Online, Inc. 1987 Stock Incentive Plan

(Full title of the plan)

Paul T. Cappuccio
Executive Vice President and General Counsel
Time Warner LLC
One Time Warner Center
New York, New York 10019
(212) 484-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These post-effective amendments (each, a “Post-Effective Amendment” and, collectively, the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”) filed by Time Warner Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “SEC”):

●
Registration Statement on Form S-8 (No. 333-199872), filed with the SEC on November 5, 2014, which registered the offering of an additional $100,000,000 of deferred compensation obligations relating to the Time Warner Supplemental Savings Plan.

●
Registration Statement on Form S-8 (No. 333-190439), filed with the SEC on August 7, 2013, which registered the offering of an aggregate of 34,944,104 shares of common stock, par value $.01 per share (the “Shares”) that could be issued pursuant to the Time Warner Inc. 2013 Stock Incentive Plan.

●
Registration Statement on Form S-8 (No. 333-177660), filed with the SEC on November 2, 2011, which registered the offering of $100,000,000 of additional deferred compensation obligations relating to the Time Warner Supplemental Savings Plan.

●
Registration Statement on Form S-8 (No. 333-172376), filed with the SEC on February 22, 2011, which registered the offering of $18,000,000 of additional deferred compensation obligations relating to the Time Warner Inc. Deferred Compensation Plan.

●
Registration Statement on Form S-8 (No. 333-168551), filed with the SEC on August 5, 2010, which registered the offering of an aggregate of 70,000,000 Shares that could be issued pursuant to the Time Warner Inc. 2010 Stock Incentive Plan.

●
Registration Statement on Form S-8 (No. 333-166599), filed with the SEC on May 6, 2010, which registered the offering of $50,000,000 of deferred compensation obligations relating to the Time Warner Supplemental Savings Plan.

●
Registration Statement on Form S-8 (No. 333-157446), filed with the SEC on February 20, 2009, which registered the offering of an aggregate of 21,000,000 Shares (pre-reverse stock split) that could be issued pursuant to the Time Warner Savings Plan and an indeterminate amount of interests to be offered or sold pursuant to the Time Warner Savings Plan.

●
Registration Statement on Form S-8 (No. 333-142536), filed with the SEC on May 1, 2007, which registered the offering of an aggregate of 10,000,000 Shares (pre-reverse stock split) that could be issued pursuant to the Time Warner Savings Plan and an indeterminate amount of interests to be offered or sold pursuant to the Time Warner Savings Plan.

●
Registration Statement on Form S-8 (No. 333-137292), filed with the SEC on September 13, 2006, which registered the offering of an aggregate of 5,000,000 Shares (pre-reverse stock split) that could be issued pursuant to the Time Warner Savings Plan and an indeterminate amount of interests to be offered or sold pursuant to the Time Warner Savings Plan.

●
Registration Statement on Form S-8 (No. 333-137291), filed with the SEC on September 13, 2006, which registered the offering of an aggregate of 150,000,000 Shares (pre-reverse stock split) that could be issued under the Time Warner Inc. 2006 Stock Incentive Plan.

●
Registration Statement on Form S-8 (No. 333-105384), filed with the SEC on May 19, 2003, which registered the offering of an aggregate of 200,000,000 Shares (pre-reverse stock split) that could be issued pursuant to the AOL Time Warner Inc. 2003 Stock Incentive Plan.

●
Registration Statement on Form S-8 (No. 333-104135), filed with the SEC on March 31, 2003, which registered the offering of $300,000,000 of additional deferred compensation obligations relating to the AOL Time Warner Inc. Deferred Compensation Plan (n/k/a Time Warner Inc. Deferred Compensation Plan).

●
Registration Statement on Form S-8 (No. 333-102787), filed with the SEC on January 29, 2003, which registered the offering of an aggregate of 16,000,000 Shares (pre-reverse stock split) that could be issued under the AOL Time Warner Savings Plan (n/k/a Time Warner Savings Plan), 8,000,000 Shares (pre-reverse stock split) that could be issued under the AOL Time Warner Thrift Plan, 6,000,000 Shares (pre-reverse stock split) that could be issued under the TWC Savings Plan, and an indeterminate amount of interests to be offered or sold pursuant to each plan.

●
Registration Statement on Form S-8 (No. 333-53572), filed with the SEC on January 11, 2001, which registered the offering of an aggregate of 455,561,786 Shares (pre-reverse stock split) that could be sold upon the exercise of options granted under the AOL Time Warner Inc. 1999 Stock Plan, the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan, the America Online, Inc. Incentive Stock Option Plan (Restatement), and the America Online, Inc. 1987 Stock Incentive Plan and under the AOL Time Warner Inc. Employee Stock Purchase Plan.

●
Registration Statement on Form S-8 (No. 333-53574), filed with the SEC on January 11, 2001, which registered the offering of an aggregate of 2,378,401 Shares (pre-reverse stock split) that could be issued under the AOL Time Warner Savings Plan (n/k/a Time Warner Savings Plan), 2,433,847 Shares (pre-reverse stock split) that could be issued under the AOL Time Warner Thrift Plan, 947,166 Shares (pre-reverse stock split) that could be issued under the TWC Savings Plan, and an indeterminate amount of interests to be offered or sold pursuant to each plan.

●
Registration Statement on Form S-8 (No. 333-53580), filed with the SEC on January 11, 2001, which registered the offering of an aggregate of $100,000,000 of additional deferred compensation obligations relating to the AOL Time Warner Inc. Deferred Compensation Plan (n/k/a Time Warner Inc. Deferred Compensation Plan).

On June 14, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 22, 2016, by and among the Registrant, AT&T Inc., a Delaware corporation (“AT&T”), West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T (“Corporate Merger Sub”), and West Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T (“LLC Merger Sub”), Corporate Merger Sub merged with and into the Issuer (the “First Merger”), with the Registrant continuing as the surviving company in the merger and a wholly owned subsidiary of AT&T.  Immediately thereafter, the Registrant merged with and into LLC Merger Sub (the “Second Merger” and, together with the First Merger, the “Transaction”), with LLC Merger Sub continuing as the surviving entity in the merger and a wholly owned subsidiary of AT&T.  Upon the effective time of the Second Merger, the name of LLC Merger Sub was changed from “West Merger Sub II, LLC” to “Time Warner LLC.”

As a result of the Transaction, the Registrant has terminated all offerings of securities pursuant to the Registration Statements.  Accordingly, Time Warner LLC, as successor by merger to the Registrant, hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2018.

TIME WARNER LLC, as successor by merger to Time Warner Inc.,

By:	/s/ Edward B. Ruggiero
	Name:	Edward B. Ruggiero
	Title:	Senior Vice President & Treasurer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.